Exhibit 10.11

FORM OF MANAGEMENT SUBSCRIPTION AGREEMENT

MANAGEMENT SUBSCRIPTION AGREEMENT, dated as of June 29, 2010 (this “Agreement”), by and between MFI Holding Corporation, a Delaware corporation (“Holdco”), and the undersigned investor (the “Investor”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Holdco and the Investor desire to enter into an agreement pursuant to which the Investor will purchase from Holdco, and Holdco will sell to the Investor, the number of shares of Holdco’s common stock, par value $0.01 per share (the “Common Stock”), as set forth on Schedule I hereto;

WHEREAS, the execution and delivery of this Agreement by Holdco and the Investor is related to the merger of MFI Acquisition Corporation, a Delaware corporation and an indirect subsidiary of Holdco (the “Merger Sub”), with and into M-Foods Holdings, Inc., a Delaware corporation (“M-Foods Holdings”), pursuant to the Agreement and Plan of Merger, dated as of May 20, 2010, as amended (the “Merger Agreement”), by and among MFI Midco Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdco (“Midco”), the Merger Sub, a wholly-owned subsidiary of Midco, M-Foods Holdings and Michael Foods Investors, LLC, solely as the representative for the stockholders of M-Foods Holdings, whereby M-Foods Holdings will survive as a wholly-owned subsidiary of Midco;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investor is executing and delivering a stockholder agreement (the “Stockholders Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) relating to Common Stock to be received by the Investor pursuant to this Agreement; and

WHEREAS, it is intended that (A) the contributions pursuant to (i) the Contribution Agreement, dated as of May 20, 2010, by and among Holdco and the Contributors (as defined therein) (the “Contribution Agreement”), and (ii) the Management Contribution Agreements, dated as of June 29, 2010, by and between Holdco and the Rollover Stockholder (as defined therein) party thereto (the “Management Contribution Agreements”), and (B) the contemporaneous subscriptions for Common Stock pursuant to (i) the Subscription Agreement, dated as of June 29, 2010, by and among Holdco and the Investors (as defined therein) (the “GSCP Subscription Agreement”) and (ii) this Agreement and the other Management Subscription Agreements, dated as of the date hereof, by and between Holdco and the Investor (as defined therein) party thereto (together with this Agreement, the “Management Subscription Agreements”), be treated as integrated transactions and together as transfers described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and any comparable provision of state or local law.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION

1.1. Subscription. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase from Holdco the number of shares of Common Stock set forth opposite the Investor’s name on Schedule I (the “Purchased Shares”) at a purchase price of $1,981.3193 per share for an aggregate purchase price set forth opposite the Investor’s name on Schedule I (the “Subscription Amount”). The issuance, sale and purchase of the Purchased Shares hereunder shall occur at a closing (the “Closing”) to be held concurrently with or promptly following the closing of the transactions contemplated by the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDCO

2.1. Holdco hereby represents and warrants to the Investor as follows:

(a) It has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Upon consummation of transactions contemplated by this Agreement, the shares of Common Stock issued to the Investor as set forth on Schedule I will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges or other encumbrances other than restrictions under the Stockholders Agreement and applicable federal and state securities laws.

(c) The execution, delivery and performance of this Agreement by Holdco does not and will not (i) require it to obtain any consents, registrations, approvals, permits or authorizations from or to deliver any notice or make any report or other filing with any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity (except such as may have previously been obtained or is permitted to be, and will be, filed or made promptly following the date hereof) or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien or encumbrance on any of its properties pursuant to (A) any bond, debenture, note or other evidence of indebtedness of it or any indenture or other material agreement to which it is a party or by which it is bound or to which any of its property may be subject, (B) any law affecting Holdco, or (C) the organizational documents of Holdco.

(d) It is a corporation duly organized, existing and in good standing, under the laws of its state of incorporation.

(e) At the Closing, Holdco will have an adequate amount of authorized shares of Common Stock to effect the issuance of the Purchased Shares in accordance with this

Agreement. At the Closing, all outstanding shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable securities laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of applicable law, the organizational documents of Holdco or any contract with which Holdco is otherwise bound other than restrictions under the Stockholders Agreement and applicable federal and state securities laws. All of the shares of Common Stock, including the Purchased Shares, issued at or prior to the Closing (other than shares of Common Stock issued on May 19, 2010 to capitalize Holdco in a de minimis amount) will be issued at the same price per share and will be the same class and have the same terms (subject to the Stockholders Agreement).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

3.1. The Investor hereby represents and warrants to Holdco as follows:

(a) The Investor has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform his, her or its obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement. Each of this Agreement, the Stockholders Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding agreement of the Investor enforceable against his, her or it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement by the Investor do not and will not (i) require him, her or it to obtain any consents, registrations, approvals, permits or authorizations from any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien on any of its property pursuant to (A) any bond, debenture, note or other evidence of indebtedness or any indenture or other material agreement to which he, she or it is a party or by which he, she or it is bound or to which any of his, her or its property may be subject, (B) any law affecting the Investor or (C) if the Investor is not an individual, the organizational documents of the Investor.

(c) Other than as set forth in the Stockholders Agreement, the Investor has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and the Investor shall not grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.

(d) The Investor is acquiring the Purchased Shares for his, her or its own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. The Investor acknowledges that (i) the Purchased Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, (ii) there is not now and there may never be any public market for the Purchased Shares and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Purchased Shares.

(e) The Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Shares and has had full access to such other information concerning Holdco and its subsidiaries as he, she or it has requested. The Investor’s knowledge and experience in financial and business matters is such that he, she or it is capable of evaluating the merits and risk of the investment in the Purchased Shares. The Investor has carefully reviewed the terms and provisions of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and has evaluated the restrictions and obligations contained herein and therein. In furtherance of the foregoing, the Investor represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Holdco, M-Foods Holdings or any of their subsidiaries or as to the desirability or value of an investment in Holdco has been made to the Investor by or on behalf of Holdco, M-Foods Holdings or any of their subsidiaries, (ii) the Investor has relied upon his, her or its own independent appraisal and investigation, and the advice of his, her or its own counsel, tax advisors and other advisors, regarding the risks of an investment in Holdco and (iii) the Investor will continue to bear sole responsibility for making his, her or its own independent evaluation and monitoring of the risks of his, her or its investment in Holdco.

(f) The Investor’s financial situation is such that the Investor can afford to bear the economic risk of holding the Purchased Shares for an indefinite period and the Investor can afford to suffer the complete loss of his, her or its investment in the Purchased Shares.

(g) The Investor is not subscribing for the Purchased Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to the Investor in connection with investments in securities generally.

(h) The Investor hereby represents and warrants as to his, her or its status by checking the applicable box(es) on Schedule II hereto.

ARTICLE IV

DELIVERIES AT THE CLOSING

4.1. Deliveries by Holdco at the Closing. At the Closing, Holdco shall:

(a) issue the Purchased Shares to the Investor;

(b) deliver to the Investor the Stockholders Agreement, duly executed by Holdco; and

(c) deliver to the Investor the Registration Rights Agreement, duly executed by Holdco.

4.2. Deliveries by the Investor at the Closing. At the Closing, the Investor shall deliver to Holdco:

(a) cash in an amount equal to the Subscription Amount;

(b) the Stockholders Agreement, duly executed by the Investor; and

(c) the Registration Rights Agreement, duly executed by the Investor.

ARTICLE V

CONDITIONS TO THE CLOSING

5.1. Conditions to the Obligations of Holdco. The obligations of Holdco to consummate the transactions contemplated hereunder and to take the other actions at the Closing required by this Agreement are subject to the satisfaction or waiver by Holdco of the following conditions:

(a) The representations and warranties of the Investor set forth in this Agreement shall have been true and correct when made and shall be true and correct as of, and as if made at, the Closing; and

(b) The Investor shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Investor under this Agreement at or prior to the Closing.

5.2 Conditions to the Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated hereunder and to take the other actions at the Closing required by this Agreement are subject to the satisfaction or waiver by the Investor of the following conditions:

(a) The representations and warranties of Holdco set forth in this Agreement shall have been true and correct when made and shall be true and correct as of, and as if made at the Closing; and

(b) Holdco shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by Holdco under this Agreement at or prior to the Closing.

ARTICLE VI

MISCELLANEOUS

6.1. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to Holdco at the address set forth below and to the Investor at the address indicated by Holdco’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when received. Holdco’s address is:

MFI Holding Corporation
c/o GS Capital Partners VI Fund, L.P.
200 West Street
New York, NY 10282-2198
Attention: Adrian Jones, Oliver Thym and Nicole Agnew
Fax: (212) 357-5505

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza
New York, New York 10004
Attention: Robert C. Schwenkel and Murray Goldfarb
Fax: (212) 859-4000

with a copy (which shall not constitute notice) to:

Michael Foods Inc.
301 Carlson Parkway, Suite 400
Minnetonka, MN 55305
Attention: Carolyn V. Wolski
Facsimile: (952) 258-4208

6.2. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party; provided, that, Holdco may assign or delegate this Agreement or any of its rights, interests or obligations hereunder without such required consent to any of its affiliates, which assignment or delegation shall not relieve Holdco of its obligations hereunder.

6.3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.4. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

6.5. Covenant of the Investor. The Investor hereby acknowledges and agrees that the Purchased Shares are subject to restrictions on transfer and resale and may not be transferred or resold except (i) as provided in the Stockholders Agreement, (ii) as provided in the Registration Rights Agreement, and (iii) as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

6.6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement regardless of any investigation made by, or on behalf of, any party hereto.

6.7. Amendment and Waiver; Third Party Beneficiaries. Subject to applicable Law, any provision of this Agreement hereto may be amended or waived only in a writing signed by all parties hereto. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective heirs, successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

6.8. Entire Agreement. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, and the other writings referred to herein or therein or delivered pursuant hereto or thereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

6.9. Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute. Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.9.

6.10. Interpretation; Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.11. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), all of which taken together shall constitute one and the same agreement.

6.12. Tax Treatment. Unless otherwise required by applicable law, the parties to this Agreement agree to treat the contributions pursuant to the Contribution Agreement and the Management Contribution Agreements, and the contemporaneous subscriptions for Common Stock pursuant to the GSCP Subscription Agreement and the Management Subscription Agreements as integrated transactions and together as transfers described in Section 351 of the Code and any comparable provision of state or local law. None of the parties to this Agreement will take any position to the contrary on any tax return or otherwise, unless required by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

MFI HOLDING CORPORATION

By:
Name:
Title:

INVESTOR

By:
Name:

Home Address:

SCHEDULE I

Investor	Number of Purchased Shares	Subscription Amount
[—]	[—]	[—]

SCHEDULE II

Please check any and all boxes that apply and initial in the space indicated; you must check at least one box:

•	(i) The Investor’s individual net worth, or joint net worth with the Investor’s spouse, as of the date the Investor executes this Agreement, exceeds $1,000,000;

•

(ii) The Investor had individual income in excess of $200,000 in each of the two most recent years, or joint income with the Investor’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

•	(iii) None of the statements above apply.

Investor’s initials: